                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 6, 2004

                                 NAVISITE, INC.

             (Exact Name of Registrant as Specified in its Charter)

           Delaware                      000-27597                 52-2137343
State or Other Jurisdiction       (Commission File Number)      (IRS Employer
      Of Incorporation)                                      Identification No.)

                               400 Minuteman Road
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 682-8300
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On February 6, 2004, NaviSite, Inc. ("NaviSite") entered into an Amendment to Stock and Asset Acquisition Agreement (the "Amendment") by and among ClearBlue Technologies, Inc. and certain of its wholly owned subsidiaries ("CBT") and NaviSite. The Amendment amended NaviSite's Stock and Asset Acquisition Agreement (the "Agreement") with CBT dated August 8, 2003 to extend the date by which NaviSite is able to cause the transfer to NaviSite of four of CBT's wholly owned subsidiaries, ClearBlue Technologies/Dallas, Inc., ClearBlue Technologies/New York, Inc., ClearBlue Technologies/San Francisco, Inc. and ClearBlue Technologies/Santa Clara, Inc. (the "Deferred Entities"), from February 8, 2004 to August 8, 2005 (the "Transfer Date"), under certain conditions and for no additional consideration. In consideration for such amendment, NaviSite agreed to operate and manage the Deferred Entities in a manner consistent with the Agreement. Pursuant to the terms of the Agreement, NaviSite assumed the revenue and expense, as of the date of the Agreement, of the Deferred Entities.

      The foregoing description of the Amendment and the transactions contemplated thereby and in connection therewith does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NaviSite, Inc.

                                  By: /s/ James W. Pluntze
                                     ----------------------------------
Date: February 11, 2004                   James W. Pluntze
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
2.1            Amendment to Stock and Asset Acquisition Agreement dated as of
               February 6, 2004 by and among NaviSite, Inc., ClearBlue
               Technologies, Inc., ClearBlue Technologies/New York, Inc.,
               ClearBlue Technologies/Santa Clara, Inc., ClearBlue
               Technologies/Dallas, Inc. and ClearBlue Technologies/San
               Francisco, Inc.